Exhibit 10.9(a)




                           ASSET ACQUISITION AGREEMENT
                           ---------------------------

          This Agreement is entered into as of February 26, 1996, by and among SteriGenics International, a California corporation ("Sterigenics"), and RTI Inc., a New York corporation ("RTI").

                                     RECITAL

          RTI desires to sell and Sterigenics desires to purchase certain tangible and intangible assets of RTI, and Sterigenics agrees to assume certain liabilities and obligations of RTI, as set forth under the terms of this Agreement.

          NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Unless otherwise defined herein, when used in this Agreement the following terms shall have the following meanings:

          1.1  "Assumed Liabilities" shall mean (a) the Contracts, (b) the Trade
                -------------------
Payables, (c) the Salem Guarantee, to the extent RTI is not released therefrom at or prior to the Closing, and (d) the obligations of RTI under leases and notes related to the financing of the Cobalt set forth on Schedule 1.1 attached
                                                          ------------
hereto and any leases or notes related to the financing of Cobalt acquired by RTI in the ordinary course of business from the date hereof through the Closing Date.

          1.2  "Closing" shall mean the closing of the transactions contemplated
                -------
by this Agreement.

          1.3  "Closing Date" shall mean the third business day after the
                ------------
conditions set forth in Articles IX and X are satisfied but not later than November 27, 1996, or such other date as the parties mutually have agreed to in writing.

          1.4  "Cobalt" shall mean the Cobalt 60 listed by serial number on
                ------
Schedule 1.4 attached hereto and any additional Cobalt 60 acquired hereafter by
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RTI through the Closing in the ordinary course of business.

          1.5  "Contracts" shall mean the contracts calling for future payments
                ---------
to or from RTI of less than $25,000 per annum, the contracts listed on
Schedule 1.5 attached hereto and any contracts entered into by RTI through the
- ------------
Closing in accordance with Section 6.3.

          1.6  "Excluded Liabilities" shall mean any and all liabilities,
                --------------------
obligations or commitments of any nature of RTI and its Subsidiaries (other than the South Jersey Subsidiary), whether known or unknown, contingent or fixed or otherwise, including without limitation, all liabilities related to Hazardous Materials or compliance with Environmental Laws (each as defined in Section 4.15 below), all liabilities related to the employment and/or termination of personnel on or prior to the Closing, all taxes due and all sales, use, withholding and payroll taxes accrued to (but not including) the Closing, except the Assumed Liabilities.

          1.7  "Immaterial Liens" shall include liens on any Purchased Assets
                ----------------
where the aggregate value of the Purchased Assets subject to all such liens is less than $30,000.




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          1.8  "Improvements" shall mean all structures, buildings, improvements
                ------------
and fixtures, including without limitation all equipment and appliances used in connection with the operation or occupancy thereof, such as heating and air-conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal or other services owned by RTI or its Subsidiaries and located on or used in connection with the Real Properties.

          1.9  "Intangible Assets" shall mean all of RTI's and its Subsidiaries'
                -----------------
interests in intellectual property rights, including without limitation, patents, trademarks, service marks, copyrights and applications therefor and registrations thereof, trade names, trade styles, trade secrets, know-how, processes, formulae, business and marketing plans, and confidential and other proprietary information that are owned by RTI and its Subsidiaries or that may be assigned by RTI and its Subsidiaries; and all of RTI's and its Subsidiaries' interest in computer software and data, including without limitation, all source and object codes, all manuals and other user materials, and all intangible data contained in or stored on computer hardware used in RTI's and its Subsidiaries' business as of the Closing Date.

          1.10 "IRB" shall mean the City of Salem Municipal Port Authority Port
                ---
Development Revenue Bond (South Jersey Process Technology, Inc. Project) Series of 1984 Financing.

          1.11 "IRB Documentation" shall mean all documents relating to the
                -----------------
indebtedness evidencing the IRB, including without limitation all indenture agreements, lease agreements, security agreements, guaranties, and bonds relating to the Salem Property (all as amended) and as set forth in Exhibit
10.1 to RTI's Annual Report on Form 10-KSB for the year ended December 31, 1994 and as set forth in the Trust Indenture dated as of December 1, 1984 between the City of Salem Municipal Port Authority and The Farmers and Merchants National Bank of Bridgeton.

          1.12 "North Carolina Property means the real property and the
                -----------------------
Improvements thereon located in Haw River, North Carolina, owned by RTI or its Subsidiary and legally described in Exhibit 1.12 hereof.
                                    ------------

          1.13 "Permitted Encumbrances" shall mean (i) the assessments due under
                ----------------------
the IRB, (ii) the liens and encumbrances incurred by RTI or its Subsidiaries in connection with obtaining financing for the purchase of the Cobalt, (iii) the Permitted Exceptions (as defined in Section 6.5(a) hereof), (iv) liens for taxes not yet due, (v) Immaterial Liens, (vi) encumbrances other than liens which do not materially affect or interfere with the use of the Real Property in the manner presently used by RTI, value or transferability of the Purchased Assets,
(vii) UCC financing statements filed by lessors of personal property which relate solely to property owned by such lessors and leased to RTI; and
(viii) liens held by NJDEP provided that the condition set forth in Section 9.8 below is satisfied.

          1.14 "Prepaid Expenses" shall mean any prepaid expenses of RTI in the
                ----------------
following categories: prepaid taxes, prepaid insurance premiums (to the extent such insurance policy is assignable) and prepaid supplies.

          1.15 "Purchased Assets" shall mean the Cobalt, the Tangible Assets,
                ----------------
the Real Property Assets, the Subsidiary Stock, the Prepaid Expenses, the Receivables and the Intangible Assets.

          1.16 "Real Property" and "Real Properties" means, individually and
                -------------       ---------------
collectively as the case may be, each of the North Carolina Property, the Rockaway Property and the Salem Property.

          1.17 "Real Property Assets" means the right, title and interest of RTI
                --------------------
in the North Carolina Property and RTI's right to lease the Rockaway Property, together with the right, title and interest of RTI in the Improvements (other than improvements located on the Rockaway Property which shall be leased to Sterigenics) and in and to all intangible property owned by RTI and used in connection with such Real Properties (other than the Rockaway Property), including (i) all right, title and interest in all plans, drawings, specifications, land surveys, entitlements and approvals, engineering reports and other technical reports, if any, in the possession of RTI or which are available to RTI without additional cost and which were prepared in connection with the development of the Real Properties or the construction of the Improvements for such Real Properties; (ii) all hereditaments, privileges, tenements and appurtenances belonging to the Real Properties; (iii) all right, title and interest of RTI in and to all open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in, on, across, in front of, contiguous to, abutting or adjoining the Real Properties;
(iv) all right, title and interest of RTI in and to any transferable licenses, permits and warranties now in effect with respect to the Improvements; and
(v) all right, title and interest of RTI in and to any transferable warranties, guaranties, indemnities and claims relating to the construction, operation or maintenance of the Real Properties and/or the Improvements.

          1.18 "Receivables" shall mean all accounts receivable of RTI as of the
                -----------
Closing.

          1.19 "Rockaway Property" shall mean the real property shown as lots 1
                -----------------
through 10 of Block 30102 as shown on the assessment maps for the Township of Rockaway attached as Exhibit 1.19 hereof and the Improvements (including RTI's
                     ------------
irradiation facility) thereon located in Rockaway, New Jersey, owned by RTI or its Subsidiary.

          1.20 "Salem Guarantee" shall mean the obligations of RTI pursuant to
                ---------------
the IRB Documentation and the Agreement dated December 28, 1994 among the City of Salem, Municipal Port Authorities, RTI and the South Jersey Subsidiary, as amended.

          1.21 "Salem Property" shall mean the real property legally described
               ---------------
on Exhibit 1.21 hereof and the Improvements (including RTI's irradiation
   ------------
facility) thereon located in Salem, New Jersey, which is leased by the South Jersey Subsidiary.

          1.22 "Subsidiary" or "Subsidiaries" shall mean, with respect to any
                ----------      ------------
party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          1.23 "Subsidiary Stock" shall mean all the outstanding shares of
                ----------------
Capital Stock of South Jersey Process Technology, Inc., a New Jersey corporation and a wholly-owned subsidiary of RTI (the "South Jersey Subsidiary").

          1.24 "Tangible Assets" shall mean all of the fixed assets, furniture,
                ---------------
equipment and other tangible assets (other than cash, cash equivalents, Rockaway Property and the fixtures located on the Rockaway Property) as of the Closing Date.

          1.25 "Trade Payables" shall mean the accounts payable of RTI which are
                --------------
incurred through the Closing in the ordinary course of business.




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
                                   ARTICLE II

                                PURCHASE AND SALE

          2.1  Purchase and Sale.  Subject to and upon the terms and conditions
               -----------------
of this Agreement, on the Closing Date, RTI shall sell, assign, transfer, convey and deliver to Sterigenics (or its wholly-owned Subsidiaries) and Sterigenics (or its wholly-owned Subsidiaries) shall purchase from RTI, free and clear of all liens and encumbrances, except the Permitted Encumbrances, all of RTI's right, title and interest in and to the Purchased Assets (the "Acquisition"). RTI acknowledges that Sterigenics intends to assign certain of its rights and obligations hereunder to its wholly-owned Subsidiaries.

          2.2  Further Assurances; Instruments of Transfer.  RTI shall execute
               -------------------------------------------
and deliver such bills of sale and other recordable instruments of assignment, transfer and conveyance as Sterigenics shall reasonably request to document the sale, assignment, transfer, conveyance and delivery of the Purchased Assets; provided, however, that to the extent that any such request is made after the Closing, Sterigenics shall pay the out-of-pocket costs incurred by RTI responding to such request.

          2.3  Closing Balance Sheet.  The book value of the Purchased Assets
               ---------------------
and Assumed Liabilities shall be set forth on a separate statement of the consolidated assets and liabilities as of commencement of business on the Closing Date (the "Closing Balance Sheet") which shall be delivered by RTI to Sterigenics within thirty (30) days of the Closing Date. The book value of the Subsidiary Stock for purposes of the Closing Balance Sheet shall exclude any intercompany transactions and any assets and liabilities unrelated to the business of the Salem Property facility. The Closing Balance Sheet shall be prepared by RTI in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis with RTI's preceding year's audited consolidated financial statements. The Closing Balance Sheet shall contain appropriate pro-rata accruals to the Closing Date with respect to the Assumed Liabilities. Within thirty (30) days following the delivery of the Closing Balance Sheet, Sterigenics shall advise RTI as to whether Sterigenics elects, at its option and sole expense, to have the Closing Balance Sheet audited by Ernst & Young LLP ("Ernst & Young"). Such audit shall commence within such thirty
(30) day period and shall proceed diligently to completion. In auditing the Closing Balance Sheet, Ernst & Young shall apply GAAP on a basis consistent with RTI's prior year's audited consolidated financial statements and, to the extent consistent with GAAP, shall follow the same accounting practices as employed by RTI's independent accountants. Sterigenics' failure to audit the Closing Balance Sheet shall in no manner limit Sterigenics' claims related to a breach of any representation or warranty contained in Article IV below.

          2.4  Consideration.  As consideration for the Purchased Assets,
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Sterigenics (or its wholly-owned Subsidiaries) shall pay RTI a sum equal to the book value of the Purchased Assets less the book value of the Assumed Liabilities (as derived from RTI's Quarterly Report on Form 10-QSB (the "March Form 10-QSB") for the period ended March 31, 1996, plus $18,000 (the "Purchase Price"), subject to adjustment as provided below, to be payable as follows:

               (a) Subject to Section 9.1 and Section 9.4, an amount equal to the Purchase Price less (i) $1,036,000 and (ii) the amount required to be paid to the New Jersey Department of Environmental Protection ("NJDEP") to release its liens on the Purchased Assets as specified in a letter to RTI from the NJDEP dated within five (5) business days prior to the Closing (the "Lien Amount") shall be paid at the Closing, payable, at the option of RTI, by delivery of a certified check of immediately available funds to RTI or by wire transfer to an account designated in writing by RTI.

               (b) The Lien Amount shall be paid at the Closing by delivery to RTI by certified check made payable to NJDEP which RTI shall deliver by courier to NJDEP within one (1) business day following the Closing.

               (c) 118,000 shares of convertible, redeemable Series A Preferred Stock of RTI, valued at $2.00 per share or an aggregate of Two Hundred Thirty-Six Thousand Dollars ($236,000), to be tendered to RTI.

               (d) The sum of Eight Hundred Thousand Dollars ($800,000) (the "Escrow Amount"), subject to adjustment as described below, shall be held in escrow and paid as follows: (i) upon the resolution of all claims for a Purchase Price Adjustment (as defined in Section 11.2 below) or the expiration of the period in which Sterigenics is entitled to make such a claim as set forth in clause (e) below, an aggregate of Four Hundred Thousand Dollars ($400,000) less the amount of any such Purchase Price Adjustment, and (ii) upon the six-month anniversary of the Closing, an aggregate of Four Hundred Thousand Dollars ($400,000), less any amounts delivered to Sterigenics in satisfaction of Claims (as defined in Section 11.2 below), other than Claims for a Purchase Price Adjustment, made by Sterigenics and any amounts subject to pending but unresolved Claims of Sterigenics pursuant to the terms of the Escrow Agreement attached hereto as Exhibit 2.4(d) (the "Escrow Agreement"). At the Closing,
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Sterigenics shall deposit the Escrow Amount with Lowenstein, Sandler, Kohl,
Fisher & Boylan (the "Escrow Agent"), located at 65 Livingston Avenue, Roseland, New Jersey 07068-1791, pursuant to the terms of the Escrow Agreement.

               (e) If the book value of the Purchased Assets less the book value of the Assumed Liabilities, as contained in the Closing Balance Sheet, is greater than the Purchase Price less $18,000 (the "Adjusted Price"), Sterigenics shall pay to RTI by wire transfer to an account designated in writing by RTI an additional amount equal to the amount of such difference within ten (10) days of the earlier of (i) the completion of any audit of the Closing Balance Sheet by Ernst & Young or (ii) Sterigenics' election not to have the Closing Balance Sheet audited by Ernst & Young, as provided in Section 2.3 above. If the book value of the Purchased Assets less the book value of the Assumed Liabilities, as contained in the Closing Balance Sheet, is less than the Adjusted Price, Sterigenics shall be entitled to indemnification for the amount of any such difference as provided in Section 11.2 below. If Ernst & Young has conducted an audit of the Closing Balance Sheet, the book value of the Purchased Assets and the Assumed Liabilities shall be determined by the Closing Balance Sheet as audited by Ernst & Young and any differences between the Closing Balance Sheet provided by RTI and the Closing Balance Sheet as audited by Ernst & Young shall be identified in reasonable detail to RTI at the time the audit is delivered to RTI; provided, however, that if RTI objects in writing to the Closing Balance Sheet as audited by Ernst & Young within thirty (30) days after the delivery by Sterigenics to RTI of the results of the Ernst & Young audit, the dispute shall be conclusively settled by arbitration in accordance with Section 13.14; provided, however, that the arbitrator shall be a partner of one of the ten largest certified public accounting firms in the United States, excluding Ernst & Young and BDO Seideman, who shall be selected by agreement of RTI and Sterigenics. If RTI and Sterigenics are unable to agree upon an arbitrator within fifteen (15) days, RTI and Sterigenics shall each select an arbitrator, and the two arbitrators so selected shall select a third arbitrator who meets the above criteria.

          2.5  Assumption of Liabilities.  (a) Subject to the terms and
               -------------------------
conditions herein, effective upon the Closing, Sterigenics hereby assumes and agrees to perform, pay and discharge the Assumed Liabilities. Notwithstanding the foregoing, Sterigenics does not hereby assume or agree to perform, pay or discharge, and RTI shall remain unconditionally liable for, from and after the date hereof, any and all Excluded Liabilities. (b) Nothing herein shall be deemed to deprive Sterigenics of any defenses, set-offs or counterclaims against third parties which RTI may have had or which Sterigenics shall have with respect to any of the obligations, liabilities and commitments hereby assumed (the "Defenses and Claims"). Effective at the Closing, RTI hereby transfers, conveys and assigns to Sterigenics all Defenses and Claims and agrees to cooperate with Sterigenics at Sterigenics' expense to maintain, secure, perfect and enforce such Defenses and Claims, including the signing of any documents, the giving of any testimony or the taking of any such other action as is reasonably requested by Sterigenics in connection with such Defenses and Claims.
(c) Sterigenics shall pay all sales, use and transfer taxes, if any, due upon the sale or transfer of the Purchased Assets. All non-delinquent personal and real property taxes arising as a result of the operation of RTI's business (other than taxes on income) shall be pro-rated between the parties as of the Closing Date based on most recently available figures, provided that RTI shall be solely responsible for all real property taxes related to the Rockaway Property, except as otherwise provided in the Rockaway Lease (as defined in Section 9.7 hereof). Any supplemental taxes attributable to events occurring prior to the Closing Date shall be the sole responsibility of RTI, irrespective of when such taxes are assessed. If supplemental taxes for which RTI is responsible hereunder are assessed after the Closing Date, RTI shall promptly pay the same upon receiving notice thereof from Sterigenics.

          2.6  Closing Costs.  Sterigenics shall pay all transfer taxes and all
               -------------
costs for preparing, executing and acknowledging the deeds and other conveyance documents (including without limitation lease assignment and assumption instruments) transferring title or a leasehold interest, as the case may be, in the Real Properties to Sterigenics and any other recorded documents together with the cost of the Title Policies (as defined in Section 6.5(e) hereof).

          2.7  Purchase Price Allocation.  The Purchase Price shall be allocated
               -------------------------
as set forth in the Allocation of Purchase Price to be provided to RTI by Sterigenics with ten (10) days prior to Closing. RTI and Sterigenics each agree to use such allocation in filing Internal Revenue Form 8594.

                                   ARTICLE III

                                   THE CLOSING

          3.1  The Closing.  The Closing shall take place at the offices of
               -----------
Warshaw Burstein Cohen Schlesinger & Kuh, LLP or at such other location as RTI and Sterigenics may agree, at 10:00 a.m. Eastern Daylight Savings Time, on the Closing Date.

          3.2  Instruments of Transfer and Sale.  At the Closing, RTI will
               --------------------------------
deliver to Sterigenics (or its wholly-owned Subsidiaries) all documents and instruments, including bills of sale and the like, described in Section 9.20 and Sterigenics (or its wholly-owned Subsidiaries) will deliver to RTI all documents and instruments described in Section 10.9.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF RTI

          RTI hereby represents and warrants to Sterigenics that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by RTI to Sterigenics on or before the date of this Agreement (the "RTI Disclosure Schedule"). The RTI Disclosure Schedule shall be arranged in Sections corresponding to the numbered and lettered Sections contained in this Article IV; provided, however, that the failure to make a disclosure in reference to a particular representation shall not give rise to a breach of this Agreement if the applicability to such representation of exceptions to other representations is obvious on its face without any investigation by Sterigenics. No fact or circumstance disclosed to Sterigenics shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the RTI Disclosure Schedule. As used in this Agreement, "knowledge" shall mean the actual knowledge of the executive officers of RTI after reasonable inquiry.

          4.1  Organization.  Each of RTI and the South Jersey Subsidiary is a
               ------------
corporation duly and validly existing and in good standing under the laws of the State of New York and New Jersey, respectively. Each of RTI and the South Jersey Subsidiary is qualified to do business as a foreign corporation in each state of the United States in which it is required to be qualified, except in states in which the failure to qualify, in the aggregate, would not have a material adverse effect on the Purchased Assets or the assets of the South Jersey Subsidiary. All of the outstanding shares of capital stock of the South Jersey Subsidiary are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by RTI and are held by RTI free and clear of all limitations on voting rights.

          4.2  Subsidiaries.  Other than the South Jersey Subsidiary, RTI has no
               ------------
Subsidiaries which currently are engaged in any active business or have any material assets or liabilities.

          4.3  Authorization.  This Agreement and the Option Agreement have
               -------------
been, and each of the Escrow Agreement, the Rockaway Lease (as defined in Section 9.7) and lease memorandum, and all deeds and other conveyance documents used in order to consummate the Acquisition (collectively, the "Ancillary Documents") will prior to the Closing be, duly and validly executed and delivered by RTI. This Agreement and the Option Agreement do and the Ancillary Agreements will constitute valid and binding agreements of RTI, enforceable against RTI in accordance with their terms. RTI has all requisite power and authority to execute and deliver this Agreement, the Option Agreement and the Ancillary Documents and, subject to approval by RTI's shareholders, at the time of the Closing will have all requisite power and authority to enable it to carry out the transactions contemplated by this Agreement and the Ancillary Documents. All necessary corporate action on the part of RTI and its Subsidiaries has been taken to authorize the execution and delivery of this Agreement, the Option Agreement and the Ancillary Documents and, subject to shareholder approval, consummation of the transactions contemplated thereby.

          4.4  No Conflicts; Consents.
               ----------------------

               (a) The execution and the delivery of this Agreement, the Option Agreement and the Series A preferred stock purchase agreement to be entered into concurrently with this Agreement between RTI and Sterigenics dated as of the date hereof do not, the execution and delivery of the other Ancillary Documents by RTI will not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach by RTI of, constitute a default (with or without notice or lapse of time, or both) by RTI under or violation by RTI of, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the Certificate of Incorporation or Bylaws of RTI or its Subsidiaries, any order, rule, law or regulation of any court or governmental authority, foreign or domestic, or any provision of any material agreement, instrument, understanding, order, judgment or decree to which RTI or its Subsidiaries is a party or by which any of RTI or its Subsidiaries or any of their properties or assets is bound or affected, nor will such actions give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the Purchased Assets or the assets of the South Jersey Subsidiary.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to RTI or its Subsidiaries in connection with the execution and delivery of this Agreement by RTI or the consummation by RTI of the transactions contemplated hereby, except for (i) filings in order to comply with all applicable bulk sales laws, (ii) the filing of a definitive proxy statement with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country in which RTI conducts any business or owns any property or assets, (iv) the filing by RTI of a Current Report on Form 8-K with the SEC, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a material adverse effect on RTI.

          4.5  SEC Filings; Financial Statements.  (a) RTI has filed all forms,
               ---------------------------------
reports and documents required to be filed by RTI with the SEC since January 1, 1995 (collectively, the "RTI SEC Reports"). The RTI SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such RTI SEC Reports or necessary in order to make the statements in such RTI SEC Reports, in the light of the circumstances under which they were made, not misleading; (b) each of the financial statements (including, in each case, any related notes) contained in the RTI SEC Reports, including any RTI SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly presented or will fairly present in all material respects the consolidated financial position of RTI as at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected as of the date of this Agreement to be material in amount. The audited year-end consolidated financial statements of RTI as of December 31, 1994 and the unaudited interim consolidated financial statements for the quarter ended September 30, 1995 are referred to herein as the "RTI Financial Statements."
The date of the RTI Financial Statements shall be the date of the latest interim balance sheet, unless otherwise specified; (c) RTI's consolidated balance sheet as of March 31, 1996 (the "March Balance Sheet"), when delivered prior to Closing, will be accurate and complete in all material respects and will have been prepared in accordance with GAAP applied on a basis consistent with the preparation of the RTI Financial Statements; (d) the Closing Balance Sheet, when delivered pursuant to Section 2.3 above, shall fairly state the Purchased Assets and Assumed Liabilities and shall have been prepared in accordance with GAAP on a basis consistent with the preparation of the March Balance Sheet. Other than the IRB, there are no liabilities of the South Jersey Subsidiary that, if they were liabilities of RTI, would not constitute Assumed Liabilities under the terms of this Agreement.

          4.6  Absence of Certain Changes or Events.  Since the date of the RTI
               ------------------------------------
Financial Statements, RTI and the South Jersey Subsidiary have conducted their respective businesses in the ordinary course and in a manner consistent with past practices, and since such date, except as disclosed in the SEC Reports, RTI has not: (a) suffered any material adverse change in its financial condition, results of operations or business, or any material adverse changes in its consolidated balance sheet (analyzed as if prepared according to GAAP) (a "Material Adverse Change"), including but not limited to cash distributions or material decreases in the net assets of RTI; (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Purchased Assets, the Rockaway Property, the assets of the South Jersey Subsidiary or RTI's business; (c) sold, leased, abandoned or otherwise disposed of any real property or any material amounts of machinery, equipment or other operating property other than in the ordinary course of business; (d) sold, assigned, transferred, licensed or otherwise disposed of any material patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset except in the ordinary course of its business;
(e) entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) that would be included in the Assumed Liabilities under the terms of this Agreement, other than in the ordinary course of business; (f) incurred any liabilities that would be included in the Assumed Liabilities under the terms of this Agreement, except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP; (g) permitted or allowed any of the Purchased Assets, the assets of the South Jersey Subsidiary or the Rockaway Property to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except Permitted Encumbrances and any purchase money security interests incurred in the ordinary course of business and mechanic's or materialmen's liens incurred in connection with ongoing construction of an addition to the North Carolina Property; (h) made any material amendment to or terminated any agreement which, if such agreement not so amended or terminated, would be required to be disclosed on the RTI Disclosure Schedule; (i) agreed to take any action described in Section 6.3 or which would constitute a material breach of any of the representations contained in this Agreement; or (j) taken any other action that would have required the consent of Sterigenics pursuant to
Section 6.3 of this Agreement (and which has not been obtained) had such action occurred after the date of this Agreement and that would be reasonably likely to have a material adverse effect on RTI.

          4.7  No Undisclosed Liabilities.  Except as disclosed in the RTI SEC
               --------------------------
Reports, the South Jersey Subsidiary does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, would be reasonably likely to have a material adverse effect on the South Jersey Subsidiary other than (i) liabilities reflected in the RTI Financial Statements, (ii) liabilities specifically described in this Agreement, and (iii) normal or recurring liabilities incurred since the date of the RTI Financial Statements in the ordinary course of business consistent with past practices.

          4.8  Tangible Assets.  The Tangible Assets being used in the operation
               ---------------
of RTI's business are, and at the Closing Date will be, in good operating condition and repair, ordinary wear and tear and routine maintenance excepted.

          4.9  Receivables.  The Receivables constitute all of the accounts
               -----------
receivable of RTI and its Subsidiaries and are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and are collectible (using a level of effort consistent with that currently used by RTI) within 12 months of the date hereof at the full recorded amount thereof, less the customary allowance for collection losses, which allowance has been determined in accordance with GAAP consistent with past practices; provided, however, that RTI makes no representation or warranty as to the ultimate collection thereof.

          4.10 Compliance With Other Instruments.  Neither RTI nor its
               ---------------------------------
Subsidiaries is a party to, nor bound by, any written or oral material contract, agreement, license, indenture, mortgage, debenture, note or other instrument under the terms of which performance by RTI or its Subsidiaries according to the terms of this Agreement, the Option Agreement and the Ancillary Documents will be a default or an event of acceleration, or whereby timely performance by RTI or its Subsidiaries according to the terms of this Agreement, the Option Agreement and the Ancillary Documents may be prohibited, prevented or delayed.

          4.11 Litigation.  Except as disclosed in the RTI SEC Reports, there is
               ----------
no material action, suit, proceeding or investigation in progress or pending before any court or governmental agency, against or relating to RTI or its Subsidiaries or their properties (including the Real Properties), assets or business, nor, to the knowledge of RTI, any threat thereof. Neither RTI nor its Subsidiaries is a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to any material portion of the properties, assets, personnel or business activities of RTI's and its Subsidiaries' business.

          4.12 Compliance with Laws and Regulations; Governmental Licenses, Etc.
               ----------------------------------------------------------------
Except as set forth in the RTI SEC Reports, to RTI's knowledge, each of RTI and its Subsidiaries and each of the

Real Properties and the Improvements are in compliance in all material respects with all statutes, laws, rules and regulations with respect to or affecting the Real Properties, the Improvements and Sterigenics' continued use and enjoyment of the Purchased Assets and the assets of the South Jersey Subsidiary, including, without limitation, laws, rules and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination, except where the failure to comply would not have a material adverse effect on RTI. Neither RTI nor its Subsidiaries is subject to any order, injunction or decree issued by any governmental body, agency, authority or court which could impair the ability of RTI to consummate the transactions contemplated hereby or which could materially adversely affect Sterigenics' ownership, use and enjoyment of the Purchased Assets or the assets of the South Jersey Subsidiary or the value thereof. RTI and its Subsidiaries (i) possess all licenses, permits and governmental or other regulatory approvals and authorizations which are required in order for RTI and its Subsidiaries to operate their facilities or carry on their sterilization business as presently conducted, including, without limitation, all required licenses, permits and approvals of the Nuclear Regulatory Commission ("NRC"), NJDEP, the North Carolina Department of Radiological Health ("NCDRH") and the Food and Drug Administration ("FDA") and (ii) are in compliance in all material respects with all such licenses, permits, approvals and authorizations, except where the failure to comply would not have a material adverse effect on RTI.

          4.13 Taxes.  All Federal, state, local and other returns and reports
               -----
relating to any and all taxes or any other governmental charges, obligations or fees for taxes and any related interest or penalties ("Tax" or "Taxes") required to be filed with respect to the South Jersey Subsidiary have been timely filed within the time period for filing or any extension granted with respect thereto and such returns and reports are true and correct, unless such late filings or inaccuracies would not have a material adverse effect on the Purchased Assets, the assets of the South Jersey Subsidiary, the Rockaway Property or the business of RTI. The South Jersey Subsidiary has paid all Taxes, if any, shown to be due and payable on said returns and reports and has withheld with respect to employees all Federal and state income Taxes, FICA, FUTA and other Taxes required to be withheld and has timely paid all sales, use and similar Taxes.
No income, sales, use or similar Tax return or report with respect to the South Jersey Subsidiary has been examined or audited by the Internal Revenue Service or any state taxing authority. There are no pending or, to RTI's knowledge, threatened audits, examinations, assessments, asserted deficiencies or claims for additional Taxes with respect to the South Jersey Subsidiary.

          4.14 Employees.  Neither RTI nor the South Jersey Subsidiary is a
               ---------
party to any collective bargaining agreement, nor has RTI experienced any strikes, written material grievances, claims of unfair labor practices or other collective bargaining disputes within the past two (2) years. As of the date of this Agreement, RTI and the South Jersey Subsidiary have not been notified of any pending claims by employees or former employees for workman's compensation.

          4.15 Environmental Matters.
               ---------------------

               (a) Except as separately and specifically disclosed otherwise in the RTI SEC Reports: (i) RTI has obtained all Material Environmental Approvals required in connection with its business, and all such Environmental Approvals are current, valid and in good standing in all Material respects, and there are no proceedings commenced or to RTI's knowledge threatened to revoke or amend any Environmental Approvals; (ii) all operations of the business on the Real Property while occupied by RTI, have been and are now in compliance with all Environmental Laws; (iii) neither RTI nor its operations has been or is now the subject of any Remedial Order, nor does RTI have any knowledge of any investigation or evaluation commenced as to whether any such Remedial Order is necessary nor has any threat of any such Remedial Order been made nor are there any circumstances which could result in the issuance of any such Remedial Order;
(iv) within the past 10 years, RTI has never been prosecuted for or convicted of any offense under Environmental Laws, nor has RTI been found liable in any proceeding to pay any fine or judgment to any Person as a result of any Release or threatened Release of any Hazardous Material into the Environment or the breach of any Environmental Law and to the knowledge of RTI, there is no basis for any such proceeding; (v) all material environmental data and studies (including, without limitation, the results of any environmental audit) relating to the business have been delivered or made available to Sterigenics; (vi) RTI is not aware of any Release which is now present in, on or under any of the Real Properties (including underlying soils and substrata, surface water and groundwater) at levels which exceed any action levels or remediation standards under any Environmental laws or standards published or administered by those Governmental Authorities responsible for establishing or applying such standards; (vii) RTI has no knowledge of any Hazardous Materials in, on, or under the Real Properties or any other assets relating to RTI's business;
(viii) RTI has no knowledge of any Hazardous Materials originating from any neighboring or adjoining properties which has migrated onto, or is migrating towards any of the Real Properties or any other asset of RTI's business; and
(ix) the business of RTI in New Jersey is not in a Standard Industrial Classification code covered by the Industrial Site Recovery Act.

               (b) With respect to Environmental Matters separately and specifically disclosed in the RTI SEC Reports: (i) RTI is in full compliance with all Remedial Orders; (ii) RTI is current with respect to all charges, assessments, or claims for which a lien against the Real Properties or other assets of RTI's business under any Environmental Law may be filed or asserted, and there are no unpaid liens or assessments outstanding; and (iii) RTI is not in default of any obligation or demand from any Governmental Authority with respect to investigations or remediation activities which RTI is obligated to undertake.

               (c) As used in this Section 4.15, the following terms have these meanings:

                    (i) "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety (excluding OSHA and comparable state laws, which are covered under Section 4.12 above), the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the Handling of Hazardous Materials, including without limitation, the Clean Air Act, 42 U.S.C. Sec. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sec. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. Sec. 2601, et seq.

                    (ii) "Hazardous Material(s)" means any substance, waste, material, chemical, compound or mixture which is (or which contains any substance, waste, material, chemical, compound, or mixture which is) flammable, ignitable, corrosive, reactive, radioactive, or explosive, or is defined, listed, designated, described or characterized under Environmental Laws or under any rules, guidances, policies, or regulations promulgated thereunder, as hazardous, toxic, a contaminant, a pollutant or words of similar import, and includes without limitation any "hazardous substance" under CERCLA, any "hazardous waste" under RCRA, asbestos, petroleum (including crude oil or any fraction or distillate thereof), natural gas, natural gas liquids, and liquified natural gas.

                    (iii) "Material" means anything that reasonably could be expected to lead to the imposition of any significant penalties or fines, that could reasonably be expected to require a capital expenditure of more than $100,000, or that reasonably could be expected to interfere, interrupt or threaten to interfere or interrupt in a significant manner the continued operation of RTI's business as currently conducted.

                    (iv) "Person" means any natural person, corporation, partnership, business trust or other business entity or enterprise.

                    (v) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

                    (vi) "Environmental Approval(s)" means all permits, certificates, licenses, authorizations, consents, instructions, registrations, directions or approvals, issued or required by Governmental Authorities pursuant to Environmental Laws with respect to the operations of RTI in connection with its business.

                    (vii) "Governmental Authorities" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, or court or other law, rule or regulation-making entity having or purporting to have jurisdiction over Environmental Laws on behalf of the United States, or any state or other subdivision thereof, or any municipality.

                    (viii) "Remedial Order(s)" means any judicial or administrative order, directive, complaint or sanction issued, filed or imposed by any Governmental Authority pursuant to any Environmental Laws, and includes, without limitation, any order requiring any remediation or cleanup of any Hazardous Materials, or requiring that any Release or any other activity be reduced, modified, abated, or eliminated.

          4.16 Proprietary Rights.  RTI owns all right, title and interest in
               ------------------
and to or has a license to use all technology, software, software tools, know-how, processes, trade secrets, trade names and other proprietary rights used in or necessary for the conduct of RTI's and its Subsidiaries' business as conducted on the date hereof or contemplated by RTI free and clear of all liens, claims and encumbrances (all of which are referred to as "Proprietary Rights"). No material claims have been asserted against RTI or its Subsidiaries (and RTI is not aware of any claims which are likely to be asserted against RTI or its Subsidiaries or which have been asserted against others) by any person challenging RTI's or its Subsidiaries' use of any trademarks, tradenames, copyrights, trade secrets, software, technology, know-how or processes utilized by RTI or its Subsidiaries or challenging or questioning the validity or effectiveness of any license or agreement relating thereto.

          4.17 Employee Benefit Plans.  There is no unfunded prior service cost
               ----------------------
with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by RTI. RTI has no bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, which is required to conform with the Employees Retirement Income Security Act of 1974.

          4.18 Contracts.
               ---------

               (a) None of the Contracts related to irradiation services are currently expected to result in any loss (before allocation of Cobalt amortization, overhead and administrative costs) upon completion or performance thereof. Except for the Contracts listed on Schedule 1.5, none of the Contracts call for fixed and/or contingent payments or expenditures by or to RTI and its Subsidiaries of more than $50,000.

               (b) All material contracts, agreements and instruments to which RTI and its Subsidiaries are a party are valid, binding, in full force and effect, and, assuming each is a valid obligation of the other party, enforceable by RTI in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. To RTI's knowledge, no party to any such material contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

               (c) RTI and its Subsidiaries are not in default under or in breach or violation of, nor, to RTI's knowledge, is there any valid basis for any claim of default by RTI or its Subsidiaries under, or breach or violation by RTI or its Subsidiaries of, any material contract, commitment or restriction to which RTI or its Subsidiaries is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a material adverse effect on the Purchased Assets, the assets of the South Jersey Subsidiary, the Rockaway Property or the operation of the business of RTI. To RTI's knowledge, no other party is in default under or in breach or violation of any Contract listed in Schedule 1.5.

          4.19 No Misrepresentation.  No representation, warranty or covenant by
               --------------------
RTI in this Agreement, the Option Agreement, any other Ancillary Document, nor any statement, certificate or schedule furnished or to be furnished by or on behalf of RTI pursuant to this Agreement, when taken together with the foregoing, contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not materially misleading. RTI has delivered or otherwise made available true and complete copies of all documents requested by Sterigenics and which are referred to in this Article IV or in any Schedule delivered by RTI to Sterigenics.

          4.20 Restrictions on Business Activities.  There is no material
               -----------------------------------
agreement, judgment, injunction, order or decree binding on RTI or its Subsidiaries which has or reasonably would be expected to have the effect of prohibiting or materially impairing any material current business practice of RTI and its Subsidiaries, any acquisition of material property by RTI or its Subsidiaries, or the conduct of business by RTI as currently conducted or as proposed to be conducted.

          4.21 Transfers.  Except for this Agreement, the Option Agreement and
               ---------
the Ancillary Documents, neither RTI nor its Subsidiaries have entered into any pending agreement to convey, sell, assign, lease, transfer or encumber the Real Properties or any material portion of the other Purchased Assets or the assets of the South Jersey Subsidiary, and neither RTI nor its Subsidiaries shall do so prior to the Closing Date without Sterigenics' prior written consent, which may be granted or withheld in Sterigenics' discretion reasonably exercised.

          4.22 Title.
               -----

               (a) Except as set forth in the RTI SEC Reports, RTI or its Subsidiaries owns the North Carolina Property and the Rockaway Property free and clear of all liens, leases, occupancy agreements, licenses, encumbrances, covenants, conditions, restrictions, rights-of-way, easements, and other matters affecting title, except as to the Permitted Encumbrances, those particular items disclosed in the applicable Title Reports (as defined in Section 6.5(a) hereof) and other encumbrances and restrictions which in the aggregate would not have a material adverse effect on the use in the manner presently used by RTI, value or transferability of the Real Property Assets. Except as set forth in the RTI SEC Reports, the South Jersey Subsidiary has a binding and enforceable leasehold interest in the Salem Property. To RTI's knowledge, except as disclosed in the Title Reports, no other person or entity has claimed or is entitled to claim any legal or equitable interest in the Real Properties.

               (b) RTI and its Subsidiaries have good and marketable title to all of the Purchased Assets (excluding the Real Property Assets) and the assets of the South Jersey Subsidiary owned by RTI and its Subsidiaries and valid, binding and enforceable leasehold interests in all Tangible Assets that are subject to leases. Except as disclosed in the RTI SEC Reports, all of the Purchased Assets

(except the Real Property Assets) and all of the assets of the South Jersey Subsidiary are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all claims, liabilities, liens, pledges, mortgages, restrictions and encumbrances of any kind, whether accrued, absolute, contingent or otherwise ("Encumbrances") affecting the Purchased Assets (except the Real Property Assets) or the assets of the South Jersey Subsidiary except for Permitted Encumbrances. At the Closing, RTI will sell, convey, assign, transfer and deliver to Sterigenics good, valid and marketable title and all RTI's right and interest in and to all of the Purchased Assets (excluding the Real Property Assets), free and clear of any Encumbrances, except for Permitted Encumbrances. At the Closing, all of the assets of the South Jersey Subsidiary will be free and clear of any Encumbrances, except for Permitted Encumbrances.

          4.23 No Condemnation.  To RTI's knowledge, there is no condemnation or
               ---------------
other like proceeding pending or threatened against the Real Properties or any part thereof and no such proceeding is being contemplated.

          4.24 Governmental Commitments.  To RTI's knowledge, no commitment to
               ------------------------
or agreement with any governmental or quasi-governmental authority exists which could affect the Real Properties, including but not limited to any formation of any special assessment district or community facilities district, except as disclosed in this Agreement.

          4.25 Easements.  To RTI's knowledge, all existing water, drainage,
               ---------
sewage and utility facilities relating to the Real Properties, from the boundary thereof until entering the public right-of-way or other public facility, are situated within valid easements granted by all persons or other entities having any interest in or right or title to any property which is subject to such easement and are referenced in the Title Reports.

          4.26 Maintenance of Real Properties.  Prior to the Closing Date and
               ------------------------------
the actual transfer to Sterigenics of title to the North Carolina Property and the Subsidiary Stock and delivery of the executed Rockaway Lease, RTI shall maintain the Real Properties and the Improvements in substantially their present condition, reasonable wear and tear or loss due to the elements excepted. In the event that prior to the Closing any of the Real Properties or the Improvements are destroyed or damaged and the cost to repair such damage exceeds Two Hundred Fifty Thousand Dollars ($250,000), such event shall be deemed to constitute a material adverse change under Section 9.12 hereof.

          4.27 Condition of Improvements.  To RTI's knowledge the Improvements
               -------------------------
(including the roof and roof membrane, exterior and structural walls, foundations, floor slabs, and other load-bearing components of the Improvements) are in operable condition and repair (as hereinafter defined). To RTI's knowledge all elevators, heating, ventilation and air conditioning systems ("HVAC"), plumbing, electrical, wiring, life safety, and other equipment, appurtenances, systems and improvements are in operable condition and repair. For purposes of this Section, the term "operable condition and repair" means that there are no material defects or state of disrepair that have a material adverse effect on the operations of the business as currently conducted by RTI from each of the Real Properties.

          4.28 Compliance With Laws.  RTI has received no written notice from
               --------------------
any governmental authority that the Improvements fail to comply with any applicable codes, statutes, ordinances, regulations, permits, orders, directives, or other laws in any material respects. As of the Closing the Improvements and all parts thereof shall be in a safe and habitable condition.

          4.29 Industrial Revenue Bonds.  RTI has provided Sterigenics with
               ------------------------
true, complete and correct copies of the IRB Documentation. Except with the prior written consent of Sterigenics, which may be withheld or granted in Sterigenics' sole and absolute discretion, RTI and its Subsidiaries shall not amend or modify the IRB Documentation.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF STERIGENICS

          Sterigenics hereby represents and warrants to RTI as follows:

          5.1  Organization.  Sterigenics is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of California.

          5.2  Authorization.  This Agreement has been, and each of the
               -------------
Ancillary Documents will prior to the Closing be, duly and validly executed and delivered by Sterigenics. This Agreement does and the Ancillary Agreements will constitute valid and binding agreements of Sterigenics, enforceable against Sterigenics in accordance with their terms. Sterigenics has all requisite power and authority to execute and deliver this Agreement and the Ancillary Documents and to enable it to carry out the transactions contemplated by this Agreement and the Ancillary Documents. All necessary corporate action on the part of Sterigenics has been taken to authorize the execution and delivery of the Agreement and the Ancillary Documents.

          5.3  Effect of Agreement; Consents.  The execution and delivery of
               -----------------------------
this Agreement by Sterigenics and the execution and delivery of the Ancillary Documents by Sterigenics do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the Articles of Incorporation or Bylaws of Sterigenics, any order, rule, law or regulation of any court or governmental authority, foreign or domestic, or any provision of any material agreement, instrument, understanding, order, judgment or decree to which Sterigenics is a party or by which Sterigenics is bound. No consent or approval of any third party or any governmental authority is required to be obtained on the part of Sterigenics to permit the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

          5.4  Compliance With Other Instruments.  Sterigenics is not a party
               ---------------------------------
to, or bound by, any written or oral contract, agreement, license, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Sterigenics according to the terms of this Agreement and the Ancillary Documents will be a default or an event of acceleration, or whereby timely performance by Sterigenics according to the terms of this Agreement and the Ancillary Documents may be prohibited, prevented or delayed.

          5.5  Sufficient Financing.  Sterigenics has, and at the Closing will
               --------------------
have, sufficient financing available to it to consummate the Acquisition.

                                   ARTICLE VI

                                COVENANTS OF RTI

          6.1  No Solicitation.
               ---------------

               (a) From and after the date of this Agreement until the Closing Date, RTI shall not, directly or indirectly, through any officer, director, employee, representative or agent of RTI (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of all or substantially all of the assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving RTI, other than the transactions contemplated by this

Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in
                                    --------  -------
this Agreement shall prevent RTI or its Board of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity which is received after the date hereof or recommending an unsolicited bona fide written Acquisition Proposal which is received after the date hereof to the shareholders of RTI, if and only to the extent that (1) the Board of Directors of RTI believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to RTI's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of RTI determines in good faith after consultation with outside legal counsel that such action is necessary to comply with its fiduciary duties to shareholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the Confidentiality Agreement dated October 3, 1995 between Sterigenics and RTI (the "Confidentiality Agreement") or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Notwithstanding the provisions of this Section 6.1(a), in connection with furnishing non-public information under Section (A), RTI may refer any third party to this Section 6.1 or make a copy of this Agreement available to a third party, and in response to an unsolicited oral Acquisition Proposal, RTI may notify the party making the proposal that it is unable to respond to oral offers and provide such third party with a copy of this Section 6.1(a).

               (b) RTI shall notify Sterigenics no later than one (1) business day after receipt by RTI of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of RTI by any person or entity that informs RTI that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          6.2  Cooperation.  RTI will take all reasonable actions necessary to
               -----------
comply promptly with all legal requirements which may be imposed with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to Sterigenics in connection with any such requirements imposed upon Sterigenics in connection with the consummation of the transactions contemplated by this Agreement. RTI will take all reasonable actions necessary to obtain (and will cooperate with Sterigenics in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity, domestic or foreign, or other person, required to be obtained or made by RTI (or by Sterigenics) in connection with the taking of any action contemplated by this Agreement. Sterigenics shall reimburse RTI for all out-of-pocket costs incurred after the Closing Date pursuant to compliance with this Section 6.2.

          6.3  Conduct of Business.  During the period on and from the date of
               -------------------
this Agreement to the Closing, RTI will use its reasonable commercial efforts to maintain and preserve intact (i) the business organization, rights and privileges pertinent to RTI's business, and (ii) RTI's relationships with its employees, consultants, independent contractors, licensors, suppliers, distributors and other customers and all others with whom it deals, all in accordance with the ordinary and usual course of business. During the period on and from the date of this Agreement to the Closing, RTI and its Subsidiaries will not without the prior written consent of Sterigenics, which consent shall not be unreasonably withheld or delayed: (a) encumber or permit to be further encumbered any of the

Purchased Assets, any of the assets of the South Jersey Subsidiary or the Rockaway Property, except mechanic's or materialmen's liens incurred in connection with ongoing construction of an addition to the North Carolina Property; (b) dispose of any Purchased Assets, the Rockaway Property or any assets of the South Jersey Subsidiary, except in the ordinary course of business; (c) fail to operate its business and facilities in compliance in all material respects with all material requirements of the NRC, the NJDEP, the NCDRH and the FDA; (d) fail to maintain the Purchased Assets, the Rockaway Property and the Improvements thereon and the assets of the South Jersey Subsidiary in good working condition and repair according to the general standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear; (e) fail to pay and discharge any Trade Payables in the ordinary course unless disputed in good faith; (f) change accounting methods;
(g) amend or terminate any Contract listed on Schedule 1.5, except in the ordinary course of business; (h) waive or release any material right or claim relating to any Purchased Assets or the assets of the South Jersey Subsidiary, except in the ordinary course of business; (i) enter into any contract providing for a term of over one (1) year or providing for payments to or from RTI of more than $50,000 per annum; (j) incur any indebtedness or obligation that would become an Assumed Liability under the terms of this Agreement other than in the ordinary course of business; (k) take any action or fail to take any action where such action or failure to act would not be in the ordinary course of business; or (l) agree to do any of the things described in the preceding clauses of this Section 6.3.

          6.4  Access to Information.  RTI shall make available to Sterigenics
               ---------------------
and Sterigenics' agents and representatives all information concerning the operation, business and prospects of RTI and related entities as may be reasonably requested by Sterigenics, including, without limitation, the accounting and tax working papers of RTI's independent certified public accountants. After the last to occur of (i) satisfaction of the condition set forth in Section 9.18(ii) and termination or waiver of all contingencies permitting termination of the Agreement under Section 6.5 hereof, RTI will reasonably cooperate with Sterigenics for the purpose of permitting Sterigenics to discuss RTI's business and prospects with RTI's customers, creditors, suppliers and other persons having business dealings with RTI; provided, however, that Sterigenics agrees that it shall not have any discussions with RTI's customers unless a representative of RTI is present. RTI agrees to make a representative available for such purposes during normal business hours upon at least three (3) business days' prior notice. Sterigenics further agrees that, without RTI's prior written consent, it will have discussions with no more than ten (10) of RTI's top twenty (20) customers, and will have no discussions with other customers of RTI. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty construed in this Agreement or the conditions to the obligations of the parties to consummate the Acquisition. RTI shall permit Sterigenics to audit the financial statements contained in the March Form 10-QSB; provided, however, that no adjustment shall be required to be made thereto by RTI as a result thereof.

          6.5  Real Estate Matters.
               -------------------

               (a)  Approval of Title.  Sterigenics hereby approves the
                    -----------------
condition of title of the Rockaway Property, as shown on the title commitment for the Rockaway Property attached hereto as Exhibit 6.5(a), excluding only
                                             --------------
Exception No's 5(a-h), 6, 9, 11, 12, 13, 14, 18, 19 through 22 and 25 thereof (but with respect to exceptions 19 through 22 and 25 only to the extent that (i) such exceptions materially adversely impact or could materially adversely impact the use of the Rockaway Property as the site of a contract irradiation facility in the manner heretofore used and (ii) in such event, RTI does not provide Sterigenics with a title policy insuring that such encumbrances will not interfere with Sterigenics use of the Rockaway Property as currently used). Sterigenics hereby approves the condition of title of the North Carolina Property, as shown on the title commitment attached hereto as Exhibit 6.5(c),
                                                              --------------
excluding only Exception No's 3, 4, 5 (items a, b, c and g), 6 and 7 thereof. The foregoing title commitments are referred to herein as the "Title Reports," and the exceptions to title approved by Sterigenics including such exceptions as are approved with respect to the Salem Property under paragraph (b) below and with respect to the Rockaway Property under paragraph (c) below, are collectively referred to herein as the "Permitted Exceptions." The title insurance companies issuing the Title Reports are referred to herein individually as a "Title Company" and collectively as the "Title Companies."

               (b)  Approval of Salem Title.  Sterigenics shall cause to be
                    -----------------------
prepared a title report or title commitment showing the condition of title to the Salem property. Sterigenics shall have five business (5) days after receipt of such title commitment and copies of all exceptions thereto to deliver to RTI and the applicable Title Company written notice (the "Preliminary Title Notice") of Sterigenics' approval, conditional approval, or disapproval of the title matters disclosed in the title commitment. All matters with respect to the Salem Property not approved in writing by Sterigenics except the Permitted Encumbrances shall be deemed disapproved and are referred to herein as "Salem Disapproved Exceptions;" provided, however, that Sterigenics agrees that the Salem Disapproved Exceptions shall be limited to those exceptions which (i) relate to monetary liens securing obligations with a face amount of $10,000 or more individually or $50,000 or more in the aggregate or (ii) materially adversely impact or could materially adversely impact the use of the Salem Property as the site of a contract irradiation facility in the manner currently used. RTI shall have five (5) business days (or such longer period as RTI may reasonably request) after receipt of Sterigenics' Preliminary Title Notice to give Sterigenics and the Title Company written notice (the "Salem Removal Notice") of those Disapproved Exceptions that have been or will be removed from title on or before the Closing. If RTI is unable or unwilling to remove a Salem Disapproved Exception or fails to give notice as to whether it will remove a Salem Disapproved Exception, Sterigenics shall have the option, within five (5) business days of receipt of the Salem Removal Notice or, if RTI fails to deliver such notice, within ten (10) business days (which period shall be extended on a day for day basis as a result of any extension requested by RTI for delivery of the Salem Renewal Notice) after delivery of the Preliminary Title Notice, to terminate this Agreement by written notice to RTI, or to waive its objection to the Disapproved Exceptions in question by delivering notice of such waiver to RTI and thereafter proceed to the Closing. If Sterigenics fails to deliver the waiver notice described in the preceding sentence, Sterigenics shall be deemed to have elected to terminate this Agreement.

               (c)  Rockaway Survey.  RTI and Sterigenics hereby acknowledge
                    ---------------
that the Title Report prepared for the Rockaway Property (the "Rockaway Title Report") describes the real property defined herein as the "Rockaway Property" together with certain other real property (the "Excluded Property") that RTI intends to retain and that shall not be leased or otherwise transferred to Sterigenics pursuant to this Agreement. The parties believe that certain exceptions in the Title Report relating to tax liens shown in Schedule B of the Rockaway Title Report relate solely to the Excluded Property and not to the Rockaway Property. In order to determine the exact boundaries of the Rockaway Property and which of the title exceptions apply to the Rockaway Property, Sterigenics shall obtain at its cost an ALTA survey (the "Survey") of the Rockaway Property which Survey shall locate the easements described in exceptions Nos. 19-22 and 25 to the extent they affect the Rockaway Property. During such period, RTI hereby grants Sterigenics and its agents, contractors and employees the right to enter upon the Rockaway Property to prepare the Survey and to prepare a legal description of the Rockaway Property. Upon completion of the Survey, (i) Sterigenics shall provide RTI with a copy of the Survey and legal description, (ii) from and after the delivery to RTI of the Survey and the legal description, all references in this Agreement to the Rockaway Property shall be deemed to mean the real property shown on the Survey as the Rockaway Property and described by such legal description, and
(iii) Sterigenics shall deliver the Survey and the legal description to the Title Company and shall cause the Title Company to prepare an update to the Rockaway Title Report to reflect the new legal description and the title exceptions thereto. If such updated Title Report shows exceptions other than those shown on the prior Rockaway Title Report, Sterigenics shall have five (5) business days after receipt of such updated title report and copies of all exceptions to title referred to therein to deliver to RTI and the Title Company written notice (the "Rockaway Title Notice") of Sterigenics' approval, conditional approval, or disapproval of the title matters disclosed in the updated title commitment. All matters with respect to the Rockaway Property not approved in writing by Sterigenics except the Permitted Encumbrances shall be deemed disapproved and are referred to herein as "Rockaway Disapproved Exceptions;" provided, however, that Sterigenics agrees that the Rockaway Disapproved Exceptions shall be limited to those exceptions which (i) relate to monetary liens securing obligations with a face amount of $10,000 or more individually or $50,000 or more in the aggregate or
(ii) materially adversely impact or could materially adversely impact the use of the Rockaway Property as the site of a contract irradiation facility in the manner currently used. RTI shall have five (5) business days (or such longer period as RTI shall reasonably request) after receipt of Sterigenics' notice to give Sterigenics and the Title Company written notice (the "Rockaway Removal Notice") of those Rockaway Disapproved Exceptions that have been or will be removed from title on or before the Closing. If RTI is unable or unwilling to remove a Rockaway Disapproved Exception or fails to give notice as to whether it will remove a Rockaway Disapproved Exception, Sterigenics shall have the option, within five (5) business days of receipt of the Rockaway Removal Notice or, if RTI fails to deliver such notice, within ten (10) business days (which period shall be extended on a day for day basis as a result of any extension requested by RTI for delivery of the Rockaway Removal Notice) after delivery of the Rockaway Title Notice to terminate this Agreement by written notice to RTI, or to waive its objection to the Rockaway Disapproved Exceptions in question by delivering notice of such waiver to RTI and thereafter proceed to the Closing. If Sterigenics fails to deliver the waiver notice described in the preceding sentence, Sterigenics shall be deemed to have elected to terminate this Agreement.

               (d)  Environmental Inspection.  RTI hereby grants Sterigenics the
                    ------------------------
right to enter upon and to inspect the Real Properties and the environmental risks and conditions (including the soil and groundwater) of the Real Properties. For the purpose of Sterigenics' physical inspections, RTI agrees to provide Sterigenics and its authorized agents reasonable access to each Real Property during normal business hours during the period starting on the date of this Agreement and ending thirty (30) days thereafter (the "Initial Due Diligence Period"), upon at least twelve (12) hours' prior notice to RTI, and Sterigenics shall use reasonable good faith efforts to avoid disruption of the operation of the Real Properties. Sterigenics may, at its option, extend the Initial Due Diligence Period for an additional sixty (60) days by giving notice to RTI prior to the expiration of the Initial Due Diligence Period that it intends to conduct Phase II environmental investigation at one or more of the Real Properties. The Initial Due Diligence Period and any such extension are referred to collectively as the "Due Diligence Period." Without limiting the foregoing, Sterigenics and Sterigenics' agents may, at the sole cost of Sterigenics and upon prior notice to RTI, perform engineering and soils surveys, geological work or other studies desired by Sterigenics. Sterigenics and Sterigenics' agents shall be entitled, at Sterigenics' own expense, to conduct Phase I and Phase II environmental investigations of the Real Properties. Sterigenics agrees to hire as its contractor for such environmental investigation a firm which maintains adequate liability insurance. If the Closing does not occur, Sterigenics shall provide to RTI copies of all environmental reports it caused to be prepared. If the Closing does not occur, Sterigenics promptly shall repair and restore any damage caused to the North Carolina Property and the Salem Property by reason of Sterigenics' or Sterigenics' agents' entry on or investigation of the North Carolina Property and the Salem Property. Whether or not the Closing occurs, Sterigenics shall promptly repair and restore any damage caused to the Rockaway Property by reason of Sterigenics' or Sterigenics' agents' entry on or investigation of the Rockaway Property. Sterigenics shall provide to RTI copies of all invoices for work performed to repair and restore any damage to the Real Properties along with evidence that such invoices have been paid. Sterigenics hereby agrees to indemnify RTI and to hold RTI, RTI's agents and employees and the Real Properties harmless from and against any and all losses, costs, damages, claims or liabilities including, but not limited to, mechanic's and materialmen's liens and reasonable attorneys' fees, arising out of or in connection with Sterigenics' or its agent's access to or entry upon the Real Properties under this Section 6.5. If, upon any such inspection, any aspect of the condition of the Property would have a material adverse effect on Sterigenics' ability to operate the business of RTI as currently operated or could result in any material liability on the part of Sterigenics for environmental remediation, Sterigenics shall have the right during the Due Diligence Period, which it shall exercise promptly, to terminate this Agreement by delivering three (3) business days' prior written notice of such termination to RTI, which notice shall specifically identify the conditions providing the basis for termination.

               (e)  Title Policies.  At the Closing for the North Carolina
                    --------------
Property the applicable Title Company shall issue to Sterigenics, at Sterigenics' expense, an ALTA owner's policy of title insurance, form B (as amended 10-17-92) (the "North Carolina Title Policy"), in the amount of the Purchase Price allocated thereto pursuant to Section 2.7, subject only to the
                                              -----------
Permitted Exceptions therefor. In addition, the Title Company shall issue to Sterigenics ALTA leasehold and optionee's policies of title insurance, form B (as amended 10-17-92) for the Rockaway Property (collectively, the "Leasehold Policy"), in an amount determined by Sterigenics, insuring the validity and priority of the Rockaway Lease and Sterigenics' option to purchase the Rockaway Property granted pursuant to the Rockaway Lease. Sterigenics shall have the right to have an ALTA survey the (the "ALTA Survey") prepared for any Real Property, the costs of which shall be paid by Sterigenics. The North Carolina Title Policy and the Leasehold Title Policy individually are referred to herein as a "Title Policy" and collectively as the "Title Policies."

          6.6  Proxy Statement.  As promptly as practical after the execution of
               ---------------
this Agreement and in conjunction with the filing of its Annual Report on Form 10-KSB, RTI shall prepare a proxy statement (the "Proxy Statement") to obtain the approval of shareholders of RTI for this Agreement and the transactions contemplated hereby. RTI shall provide reasonable opportunity for Sterigenics to review and comment on the contents of the Proxy Statement. The Proxy Statement shall include the recommendation of the Board of Directors of RTI in favor of this Agreement and Acquisition; provided that the Board of Directors of RTI may withdraw such recommendation if such Board of Directors believes in good faith that a Superior Proposal has been made and shall have determined in good faith, after consultation with its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law. Promptly after the last to occur of (i) satisfaction of the condition set forth in Section 9.18(ii) and termination or waiver of all contingencies permitting termination of the Agreement under
Section 6.5 hereof, RTI shall complete and file the Proxy Statement with the SEC. Within ten (10) business days after all SEC comments on the Proxy Statement have been resolved, RTI will cause the Proxy Statement to be sent to the shareholders of RTI.

          6.7  Shareholders Meeting.  RTI shall call a meeting of its
               --------------------
shareholders (the "RTI Shareholders' Meeting) to be held as promptly as practicable after RTI has been advised by the SEC that it has no further comments on the Proxy Statement for the purpose of voting upon this Agreement and the Acquisition. RTI shall use reasonable efforts, including the engagement of a proxy solicitation firm reasonably acceptable to Sterigenics (one half of the cost of which will be paid directly by Sterigenics), to solicit from its shareholders proxies in favor of such matters.

          6.8  Risk of Loss.  Until the Closing, all risk of loss, damages or
               ------------
destruction to the Purchased Assets or the assets of the South Jersey Subsidiary shall be borne by RTI.

          6.9  Regulatory Approvals; Transfer of Permits.  Prior to the Closing,
               -----------------------------------------
at Sterigenics' expense, RTI will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental entity that may be reasonably required, or that Sterigenics may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. RTI will promptly prepare and file with the appropriate Governmental Entity all applications necessary to obtain the transfer of the licenses, approvals and permits referred to in Section 9.5. Sterigenics will reimburse RTI for all out of pocket costs, including reasonable legal fees, incurred in connection with obtaining such transfers.

          6.10 Execution of Amendment Agreement.  RTI shall use its best efforts
               ---------------------------------
(not including the payment of any monetary amounts) to promptly cause Farmers Merchant National Bank of Bridgeton, as trustee under the IRB, to execute that certain Amendment Agreement dated April 2, 1985 amending the designation of the Salem Property as attached as Exhibit A to the sublease for the Salem Property.

                                   ARTICLE VII

                            COVENANTS OF STERIGENICS

          7.1  Access to Documents.  If, after the Closing Date, (i) in order to
               -------------------
properly prepare its tax returns or other documents or reports required to be filed with governmental authorities or its financial statements; (ii) in connection with any threatened or pending litigation or claim which involves or may involve RTI; or (iii) for any other reasonable purpose, it is necessary that RTI be furnished with additional information or documents relating to the Purchased Assets, the assets of the South Jersey Subsidiary or the Assumed Liabilities and such information or documents are in Sterigenics' possession, and can reasonably be furnished to RTI, Sterigenics shall, upon written request therefor, promptly furnish such information or documents to RTI. RTI shall reimburse Sterigenics for the cost of copying or shipping any requested documents.

          7.2  Cooperation.  Sterigenics will take all reasonable actions
               -----------
necessary to comply promptly with all legal requirements which may be imposed with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to RTI in connection with any such requirements imposed upon RTI in connection with the consummation of the transactions contemplated by this Agreement. Sterigenics will take all reasonable actions necessary to obtain (and will cooperate with RTI in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity, domestic or foreign, or other person, required to be obtained or made by Sterigenics (or by RTI) in connection with the taking of any action contemplated by this Agreement.

          7.3  Future Administrative Support Related to Environmental Issues.
               -------------------------------------------------------------
Until the date five (5) years after the Closing, Sterigenics shall provide RTI with certain administrative services, including (a) supervision of the Rockaway Property monitoring program (including payment of costs up to $10,000 per annum) following completion of the clean-up program at the Rockaway Property, and (b) general corporate administrative support, including reasonable access to use of former RTI employees who are employed by Sterigenics.

          7.4  Employment of RTI Employees by Sterigenics.  Sterigenics (or its
               ------------------------------------------
wholly-owned Subsidiary) shall offer employment to all existing employees (as of the Closing) of RTI except Theo Muller. Sterigenics agrees not to terminate any former RTI employee for at least 90 days after the Closing except for cause.

          7.5  Release of Salem Guarantee.  Sterigenics shall use reasonable
               --------------------------
efforts to cause RTI to be released from the Salem Guarantee.

                                  ARTICLE VIII

                        COVENANTS OF STERIGENICS AND RTI

          8.1  Legal Conditions.  Subject, as to RTI, to Section 6.1(a), each of
               ----------------
Sterigenics and RTI will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Acquisition (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them in connection with the Acquisition.

          8.2  Public Disclosure.  Prior to Closing, Sterigenics and RTI shall
               -----------------
consult with each other before issuing any press release or otherwise making any public statement (other than at the RTI Shareholders' Meeting) with respect to the Acquisition or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

          8.3  Additional Agreements; Reasonable Efforts.  Subject to the terms
               -----------------------------------------
and conditions of this Agreement, including Section 6.1(a), each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of shareholders of RTI described in Section 6.7, including cooperating fully with the other party, including by provision of information. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Sterigenics with full title to all properties, assets, rights, approvals, immunities and franchises of the Purchased Assets or the assets of the South Jersey Subsidiary, the proper officers and directors of each party to this Agreement shall take all such necessary action; provided, however that out-of-pocket costs incurred by RTI pursuant to this Section 8.3 after the Closing Date shall be reimbursed by Sterigenics.

          8.4  Access to Documents.  If, after the Closing Date, (i) in order to
               -------------------
properly prepare its tax returns or other documents or reports required to be filed with governmental authorities or its financial statements; (ii) in connection with any threatened or pending litigation or claim which involves or may involve Sterigenics or RTI; or (iii) for any other reasonable purpose, it is necessary that Sterigenics or RTI be furnished with additional information or documents relating to the Purchased Assets, the assets of the South Jersey Subsidiary or the Assumed Liabilities and such information or documents are in the possession of the other party, and can reasonably be furnished to the requesting party, the other party shall, upon written request therefor, promptly furnish such information or documents to the requesting party. The requesting party shall reimburse the other party for the cost of copying or shipping any requested documents.

                                   ARTICLE IX

                  STERIGENICS' CONDITIONS PRECEDENT TO CLOSING

          The obligations of Sterigenics at the Closing are subject to satisfaction of the following conditions (any or all of which may be waived by Sterigenics in its sole discretion), all of which are for Sterigenics' sole benefit:
          9.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of RTI contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on that date; provided that this condition will be deemed satisfied if inaccuracies in the representations and warranties of RTI would merely result in (a) positive adjustments to RTI's consolidated balance sheet or (b) negative adjustments to RTI's consolidated balance sheet of (i) up to $200,000 in the aggregate (which would give rise to a Purchase Price Adjustment in a corresponding amount), or (ii) an amount between $200,000 and $500,000 in the aggregate if the cash portion of the Purchase Price as set forth in Section 2.4(a) is reduced by the aggregate amount of the resulting adjustments to the consolidated balance sheet. To the extent that any inaccuracies in the representations and warranties would not result in adjustments to RTI's consolidated balance sheet, this condition will be deemed satisfied unless such inaccuracies, in the aggregate, would have a material adverse effect on the value of the Purchased Assets or the assets of the South Jersey Subsidiary or on the ability of Sterigenics to conduct the business of RTI as conducted prior to the Closing.

          9.2  Shareholder Approval.  This Agreement and the transactions
               --------------------
contemplated by it shall have been approved by RTI's shareholders and RTI shall have delivered to Sterigenics copies, certified by the Secretary of RTI, of the resolutions of the shareholders of RTI regarding such approval.

          9.3  Ownership of Purchased Assets by RTI.  RTI or its Subsidiaries
               ------------------------------------
shall hold all right, title and interest in the Purchased Assets and the assets of the South Jersey Subsidiary.

          9.4  Net Book Value of Purchased Assets.  The net book value of the
               ----------------------------------
Purchased Assets (as determined by RTI in good faith) at the Closing shall be at least $3,500,000; provided, however, that if the net book value (as determined by RTI in good faith) is between $3,000,000 and $3,500,000, this condition will be deemed satisfied if the cash portion of the Purchase Price as set forth in
Section 2.4(a) is reduced by an amount equal to the difference between $3,500,000 and the net book value of the Purchased Assets.

          9.5  Receipt of Required Permits.  Sterigenics shall have received all
               ---------------------------
licenses, permits and governmental or other regulatory approvals and authorizations which are required in order for Sterigenics to engage in the full operation of RTI's sterilization facilities located on the Real Properties, including, without limitation, all necessary permits, approvals and authorizations of the NRC, the NJDEP, the NCDRH and the FDA; provided, if all of the other conditions set forth in Article IX and X have been satisfied or waived and this condition is not satisfied by June 30, 1996, Sterigenics shall be required to waive this condition if RTI undertakes, subject to the terms of a management agreement to be negotiated in good faith by RTI and Sterigenics, such management activities as are necessary to permit the full operation by Sterigenics of RTI's sterilization facilities as currently operated until all necessary permits, approvals and authorizations are obtained and all costs and expenses incurred by RTI pursuant to its performance of such agreement shall be reimbursed or paid by Sterigenics as incurred.

          9.6  Delivery of All Assets.  RTI shall have delivered and conveyed
               ----------------------
all of the Purchased Assets and the assets of the South Jersey Subsidiary free and clear of all Encumbrances, whether direct or indirect, accrued, absolute, contingent or otherwise, except the Permitted Encumbrances.

          9.7  Rockaway Property Lease and Purchase Option.  Sterigenics and RTI
               -------------------------------------------
shall have entered into a six-year lease and purchase option, with an option for Sterigenics to extend the lease for five (5) additional years, for the Rockaway Property in substantially the form attached hereto as Exhibit 9.7, including a
                                                      -----------
six-year option for Sterigenics to purchase the Rockaway Property (the "Rockaway Lease"). Pursuant to the Rockaway Lease, RTI shall have the right to require Sterigenics to exercise the purchase option on the sixth anniversary of the Closing if the environmental remediation has been completed to such an extent that Sterigenics would not have any material liability for further environmental remediation and the Rockaway Property has been removed from the National Priorities List. In addition, a memorandum or short-form of the Rockaway Lease shall have been provided to Sterigenics in recordable form in accordance with applicable New Jersey law so as to impart constructive notice of the Rockaway Lease to third parties.

          9.8  Letter Regarding Spill Act Lien.  RTI shall have delivered to
               -------------------------------
Sterigenics a letter from the NJDEP dated within five (5) business days prior to the Closing Date stating that NJDEP will take all actions and execute all documents necessary to release all liens it has on the Purchased Assets and the Rockaway Property upon receipt of a certified check in the Lien Amount if such check is delivered within ten (10) days following the date of the letter.

          9.9  Title Policies.  The Title Companies shall have committed in
               --------------
writing to issue the Title Policies to Sterigenics for each of the North Carolina Property and the Rockaway Property, subject only to the Permitted Exceptions applicable thereto.

          9.10 FIRPTA.  RTI shall have executed and delivered to the Title
               ------
Company a certificate satisfying the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended (the "FIRPTA Certificate").

          9.11 No Insolvency Event.  At the Closing there shall not be any
               -------------------
pending sequestration, attachment or foreclosure of or execution on any material part of the Purchased Assets or any of the material assets of the South Jersey Subsidiary or any proceeds from the sale thereof nor shall RTI be subject to a voluntary or involuntary petition to commence a proceeding under the United States Bankruptcy Code to declare RTI to be bankrupt or insolvent.

          9.12 No Material Adverse Change.  No material adverse change shall
               --------------------------
have occurred in the business of RTI or the assets of the South Jersey Subsidiary since the execution of this Agreement which, in the reasonable judgment of Sterigenics, may have a material adverse effect on the value to Sterigenics of the Purchased Assets or the assets of the South Jersey Subsidiary.

          9.13 No Legal Prohibition.  No temporary restraining order,
               --------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition or limiting or restricting Sterigenics' conduct or operation of the business of RTI after the Acquisition shall have been issued, nor shall any action or suit related to the Acquisition or its consummation which could, in the opinion of Sterigenics' counsel, result in material liability for Sterigenics, be pending or threatened, nor shall any proceeding brought by an administrative agency or commission or other governmental entity, seeking any of the foregoing, be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition which makes the consummation of the Acquisition illegal.

          9.14 Escrow Agreement.  Sterigenics and RTI shall have entered into
               ----------------
the Escrow Agreement.

          9.15 Closing Certificate.  RTI shall deliver to Sterigenics a
               -------------------
certificate dated the Closing Date and signed by the President of RTI confirming that the conditions set forth in Sections 9.1, 9.2, 9.4, 9.6, 9.11, 9.12 and
9.17 have been satisfied.

          9.16 Recordable Documents.  RTI shall have provided the appropriate
               --------------------
Title Company issuing the Title Policies the special warranty deed for the North Carolina Property and the memorandum of lease for the Rockaway Property duly executed, notarized, and otherwise in recordable form at least two (2) business days prior to the Closing so that the documents are in a position to be recorded in the applicable public records immediately upon Closing.

          9.17 Appraisal Rights.  Holders of less than 20% of the outstanding
               ----------------
shares of RTI Common Stock shall continue to be entitled to seek appraisal rights with respect to the Acquisition pursuant to the New York Business Corporation Law.

          9.18 Environmental Matters.  RTI shall have obtained from the NJDEP:
               ---------------------
(i) a letter of non-applicability pursuant to the Industrial Site Recovery Act
(ISRA), N.J.S.A. 13:1K-6 et seq., with respect to the transactions contemplated by this Agreement; and (ii) written acknowledgment, in form reasonably satisfactory to Sterigenics' counsel, that the NJDEP does not and will not regard Sterigenics or any of its subsidiaries as the successor or assign of RTI or as otherwise responsible for any ongoing environmental liability of RTI.

          9.19 Removal of Title Exceptions.  RTI shall provide Sterigenics with
               ---------------------------
evidence of the removal of all Salem Disapproved Exceptions and all Rockaway Disapproved Exceptions which were set forth in the Salem Removal Notice and the Rockaway Removal Notice, respectively.

          9.20 Closing Deliveries.  Sterigenics shall have received at or prior
               ------------------
to the Closing each of the following documents: (a) a bill of sale in a form reasonably satisfactory to Sterigenics; (b) such instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to Sterigenics, as shall be appropriate to convey, transfer and assign to, and to vest in, Sterigenics, good, clear and marketable title to the Purchased Assets and the assets of the South Jersey Subsidiary; (c) evidence of termination of all liens (other than Permitted Encumbrances) filed against the Purchased Assets and the assets of the South Jersey Subsidiary reasonably satisfactory to Sterigenics; (d) cross-receipt executed by Sterigenics and RTI; (e) March Balance Sheet; (f) with respect to the North Carolina Property, a special warranty deed in recordable form and in the form previously approved by Sterigenics properly executed on behalf of RTI, conveying to Sterigenics title to the Real Properties and the Improvements in fee simple, subject only to the Permitted Exceptions therefor; (g) with respect to the Rockaway Property, the Rockaway Lease and a memorandum or short-form thereof, in form and content approved by Sterigenics, which shall be recorded, at Sterigenics' expense, in the manner provided under applicable New Jersey law to impart constructive notice thereof to third parties; and (h) any other documents, records or agreements called for hereunder that have not been previously delivered to Sterigenics.

          9.21 Landlord Letter. RTI shall deliver to Sterigenics a letter from
               ---------------
the City of Salem Municipal Port Authority confirming that the South Jersey Subsidiary has a valid and binding leasehold interest in the Salem Property.

                                   ARTICLE X

                      RTI'S CONDITIONS PRECEDENT TO CLOSING

          The obligations of RTI at the Closing are subject to satisfaction of the following conditions (any or all of which may be waived by RTI), all of which are for RTI's sole benefit:

          10.1 Representations and Warranties.  The representations and
               ------------------------------
warranties of Sterigenics contained in this Agreement will be true and correct in all material respects at the date of the Closing with the same effect as though made at that date, and Sterigenics will have delivered to RTI a certificate dated that date and signed by the President of Sterigenics to that effect.

          10.2 Shareholder Approval.  This Agreement and the transactions
               --------------------
contemplated by it shall have been approved by RTI's shareholders.

          10.3 Rockaway Lease.  Sterigenics and RTI have entered into the
               --------------
Rockaway Lease.

          10.4 Insolvency Event.  At the Closing, Sterigenics shall not have
               ----------------
been subject to a voluntary or involuntary petition to commence a proceeding under the United States Bankruptcy Code to declare Sterigenics to be bankrupt or insolvent.

          10.5 No Legal Prohibition.  No temporary restraining order,
               --------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition or limiting or restricting RTI's conduct or operation of the business of RTI after the Acquisition shall have been issued, nor shall any proceeding brought by an administrative agency or commission or other governmental entity, seeking any of the foregoing be pending, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition which makes the consummation of the Acquisition illegal, nor shall any action or suit related to the Acquisition or its consummation which could, in the opinion of RTI's counsel, result in material personal liability for RTI directors. be pending or threatened; provided, however, that RTI shall be required to waive this condition as to any pending or threatened action or suit if Sterigenics agrees to indemnify the directors of RTI against any costs, expenses or judgments resulting from such action or suit.

          10.6 Escrow Agreement.  Sterigenics, RTI and the Escrow Agent shall
               ----------------
have entered into the Escrow Agreement.

          10.7 Closing Certificate. Sterigenics shall deliver to RTI a
               -------------------
certificate dated the Closing Date and signed by an officer of Sterigenics confirming that the conditions set forth in Sections 10.1, 10.2, 10.4 and 10.5 have been satisfied.

          10.8 Appraisal Rights.  Holders of less than 20% of the outstanding
               ----------------
shares of RTI Common Stock shall continue to be entitled to seek appraisal rights with respect to the Acquisition pursuant to the New York Business Corporation Law.

          10.9 Closing Deliveries.  RTI shall have received at or prior to the
               ------------------
Closing each of the following documents: (a) payment of the Purchase Price in accordance with Section 2.4; (b) cross-receipt executed by Sterigenics and RTI; and (c) such instruments, in form and substance satisfactory to RTI, as shall be necessary and appropriate for Sterigenics to assume and agree to perform the Assumed Liabilities.

                                   ARTICLE XI

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                             INDEMNIFICATION; ESCROW

          11.1 Survival of Representations.  The representations and warranties
               ---------------------------
made by the parties in Articles IV (except Section 4.22(a) and 4.23 through 4.27, which shall terminate upon the Closing) and V of this Agreement shall survive the Closing for a period of twelve (12) months and shall in no manner be limited by any investigation of the subject matter thereof made by or on behalf of either party or by the satisfaction of any condition to the Closing, provided, however, that if RTI gives Sterigenics written notice prior to Closing specifying a breach of a representation or warranty and as a result would not be able to meet the condition in Section 9.1 and Sterigenics waives such breach in order to proceed to Closing, Sterigenics shall not be entitled to make a Claim (as defined below) as a result of such specified breach. After the expiration of such period, such representations and warranties shall expire and be of no further force and effect unless a Claim or Claims (as defined in Section 11.2 below) with respect to any such representation or warranty shall have been asserted by Sterigenics with respect thereto on or before the expiration of such period.

          11.2 Indemnification by Parties.
               --------------------------

               (a) RTI shall indemnify and save harmless Sterigenics, its wholly-owned Subsidiaries and its and their respective shareholders, directors, officers and agents from and against (A) any difference between (i) the Adjusted Price and (ii) the book value of the Purchased Assets less the book value of the Assumed Liabilities, as contained in the Closing Balance Sheet (as audited by the independent certified accounting firm of Ernst & Young, if Sterigenics elected to have Ernst & Young audit the Closing Balance Sheet, provided that RTI may object as set forth in
Section 2.4(d) (the "Purchase Price Adjustment") and (B) any and all losses, liabilities, expenses (including, without limitation, fees and disbursements of counsel and expenses of investigation), claims, liens, damages, demands, judgments, fines, penalties, costs or other obligations whatsoever (hereinafter individually a "Claim" or collectively "Claims"), which shall not include any component of damages for business lost after the Closing, imposed on or incurred by Sterigenics or any such indemnified party as a result of (i) the breach of any representation or warranty made by RTI in this Agreement or otherwise thereafter made in writing and delivered by RTI to Sterigenics in connection with the transactions contemplated hereby; (ii) any failure of RTI to perform or comply in any material respect with any of its covenants and agreements set forth herein or in any other document executed in connection with the transactions contemplated hereby; (iii) any liabilities, obligations or commitments of, and all claims against RTI, its shareholders, directors, officers and agents, other than with respect to the Assumed Liabilities and claims arising as a result of a breach by Sterigenics; (iv) any Excluded Liabilities or (v) the waiver by Sterigenics of compliance by RTI with the provisions of applicable bulk sales laws. "Claims" as used herein are not limited to matters asserted by third parties, but include claims incurred, sustained or properly accrued by Sterigenics in the absence of claims by a third party; provided that the amount of any accrual that is not ultimately utilized shall be paid to RTI. Claims shall first be satisfied pursuant to the terms of the Escrow Agreement. Notwithstanding anything to the contrary set forth in this Agreement, RTI shall be liable only as to any individual Claim, other than Claims with respect to any Purchase Price Adjustment, if it exceeds Five Thousand Dollars ($5,000). Other than with respect to any Purchase Price Adjustment, no indemnification obligation shall arise hereunder unless and until the aggregate amount of Claims which individually exceed Five Thousand Dollars ($5,000.00) hereunder exceeds One Hundred Thousand Dollars ($100,000) (the "Basket"). In the event that the amount of all Claims which individually exceed Five Thousand Dollars ($5,000.00) exceeds the Basket, Sterigenics shall be entitled to collect the full amount of such Claims.

               (b) From and after the Closing, Sterigenics shall indemnify and save harmless RTI, its shareholders, directors, officers and agents from and against any and all losses, liabilities or expenses imposed on or incurred by RTI or any such indemnified party as a result of (i) any failure by Sterigenics to discharge the Assumed Liabilities or (ii) any failure of Sterigenics to perform or comply in any material respect with any of the covenants and agreements of Sterigenics set forth herein or in any document executed in connection with the transactions contemplated hereby.

               (c) As used in this Article XI, the term "Indemnitor" means the party against whom indemnification hereunder is sought, and the term "Indemnitee" means the party seeking indemnification hereunder. The following are conditions precedent to any liability of an Indemnitor under Section 11.2(a) or 11.2(b): (i) Indemnitee shall give Indemnitor prompt written notice of any event or assertion of which it has knowledge concerning any Claims and as to which it may request indemnification, which notice must be given within twelve
(12) months of the Closing; (ii) Indemnitee shall cooperate with and assist Indemnitor in defending or settling the Claims; (iii) Indemnitee shall permit Indemnitor to control the defense or settlement of the Claims, including selection of counsel to represent Indemnitor and Indemnitee, provided that such counsel shall be reasonably satisfactory to Indemnitee; provided that Indemnitee may maintain separate counsel at its own cost and expense in connection with any Claim; (iv) in no event shall Indemnitee compromise or settle a Claim without the prior written approval of Indemnitor, which approval shall not be unreasonably withheld; and (v) the assumption of the defense of any Claim by Indemnitor shall be an acknowledgment by Indemnitee that such Claim is subject to indemnification under the provisions of this Article XI unless notice to the contrary is given and that such provisions are binding on Indemnitee. If, however, Indemnitor fails or refuses to undertake the defense of such Claim within ten (10) days after written notice of such Claim has been delivered to Indemnitor by Indemnitee, Indemnitee shall have the right to undertake the defense, and, subject to Subsection (iv) above, compromise and settlement of such Claim with counsel of its own choosing. Failure of Indemnitee to furnish written notice to Indemnitor of a Claim shall not release Indemnitor from Indemnitor's obligations hereunder, except to the extent Indemnitor is prejudiced by such failure.

               (d)  The indemnification obligations of Indemnitor under
Section 11.2(c) shall continue in full force and effect as to any Claim as to which notice has been given pursuant to Section 11.2(c)(i) above until such Claim has been settled either by mutual agreement of the parties concerned, by arbitration in accordance with the provisions of this Agreement or, in the event of a Claim resulting from legal action by a third party, by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken). The right of an Indemnitee to be indemnified under this Section 11.2 shall not limit, reduce or otherwise affect any other rights and remedies each may have with respect to the matters indemnified under this Agreement.

          11.3 Resolution of Disputes.  Any dispute over an indemnity claim
               ----------------------
under Section 11.2 above (a "Contested Claim") shall be settled by arbitration in the New York City metropolitan area and, except as herein specifically stated, in accordance with Section 13.15 below. Sterigenics and RTI agree that any of the parties may elect to postpone the arbitration of all Contested Claims until one year from the Closing in order to consolidate the arbitration of all Contested Claims.

                                   ARTICLE XII

                            TERMINATION AND AMENDMENT

          12.1 Termination.  This Agreement may be terminated at any time prior
               -----------
to the Closing (with respect to Sections 12.1(b) through 12.1(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the purchase and sale of the Purchased Assets by the shareholders of RTI: (a) by mutual written consent of Sterigenics and RTI; or (b) by either Sterigenics and RTI if the Acquisition shall not have been consummated by November 27, 1996 (provided that the right to terminate this Agreement under this Section 12.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Acquisition to occur on or before such date); or (c) by either Sterigenics or RTI, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, except, if the party relying on such order, decree or ruling or other action has not materially complied with its obligations under
Article IX or Article X, as applicable, of this Agreement; or (d) by Sterigenics if any of the conditions to Sterigenics' obligations to effect the Acquisition which are specified in Article IX have not been met or waived by Sterigenics at such time as such condition is no longer reasonably capable of satisfaction, including the failure to obtain any required approval of shareholders of RTI at a duly held meeting of shareholders or at an adjournment or postponement thereof (provided Sterigenics is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);
(e) by RTI if any of the conditions to RTI's obligation to effect the Acquisition which are specified in Article X have not been met or waived by RTI at such time as such condition is no longer reasonably capable of satisfaction (provided RTI is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement); (f) by Sterigenics or RTI, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach shall not have been cured (in the case of RTI, a breach of representation and warranty will be deemed to have been cured for purposes of this Section 12.1 if the condition to Closing set forth in Section 9.1 can be met), in the
case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within (ten) 10 business days following receipt by the breaching party of written notice of such breach from the other party; or (g) by Sterigenics, if (i) the Board of Directors of RTI shall have withdrawn or modified in a manner adverse to Sterigenics its recommendation of this Agreement and the Acquisition in a manner adverse to Sterigenics or shall have resolved to do either of the foregoing; (ii) the Board of Directors of RTI shall have recommended to the shareholders of RTI an Acquisition Proposal; (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of RTI Common Stock is commenced (other than by Sterigenics or an affiliate of Sterigenics) and the Board of Directors of RTI recommends that the shareholders of RTI tender their shares in such tender or exchange offer; or (iv) for any reason RTI fails to hold the RTI Shareholders' Meeting by November 27, 1996.

          12.2 Effect of Termination.  In the event of termination of this
               ---------------------
Agreement as provided in Section 12.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Sterigenics, RTI or their respective officers, directors, stockholders or shareholders, as the case may be, or affiliates, except as set forth in Sections 12.3 and 12.4 and further except to the extent that such termination results from the intentional breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Sections 6.4 (5th sentence), 6.5(d) (5th, 6th, 7th and 8th sentences), 12.3 and
12.4 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

          12.3 Fees and Expenses.
               -----------------

               (a) Subject to Section 12.3(b) and 12.3(c), if (i) the Acquisition is consummated or (ii) this Agreement is terminated in accordance with Section 12.1(b), 12.1(c), 12.1(d) or 12.1(e) hereof other than as a result of a breach by either party, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

               (b) Except as otherwise provided in this Section 12.3(b): (i) if this Agreement is terminated as provided in Section 12.1(f) hereof, the breaching party shall pay to the terminating party, within five business days after receipt of a written request therefor, in same day funds, an amount equal to all costs and expenses reasonably incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby, including all reasonable legal, accounting, financial advisory, printing and other professional and service fees and expenses not to exceed Two Hundred Fifty Thousand Dollars ($250,000); provided, however, in the event that this Agreement is terminated by a party as provided in Section 12.1(f) and the breaching party also has the right to terminate this Agreement as provided in Section 12.1(f) and notifies the terminating party thereof within ten (10) days after receipt by the breaching party of notice of termination pursuant to this Section 12.1(f), then the costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid only as set forth in
Section 12.3(a); (ii) if this Agreement is terminated (x) by Sterigenics pursuant to Section 12.1(b) hereof or (y) by Sterigenics pursuant to
Section 12.1(d) as a result of the failure to receive the requisite vote to approve this Agreement and the Acquisition at the RTI Shareholders' Meeting (including any adjournments or postponements thereof) in each case if, at the time of such failure, there shall have been announced an Acquisition Proposal which shall not have been absolutely and unconditionally withdrawn or abandoned, RTI shall pay Sterigenics, within five (5) business days after receipt of a written request therefor, in same day funds, an amount equal to all costs and expenses reasonably incurred by Sterigenics in connection with this Agreement and the transactions contemplated hereby, including all reasonable legal, accounting, financial advisory, printing and other professional and service fees and expenses, not to exceed Two Hundred Fifty Thousand Dollars ($250,000).

               (c) If this Agreement is terminated by Sterigenics as provided in Section 12.1 as a result of the failure of Sterigenics to obtain the permits necessary to operate the business of RTI, Sterigenics shall pay RTI, within five
(5) business days after receipt of a written request therefor, in same day funds, an amount equal to all costs and expenses reasonably incurred by RTI in connection with this Agreement and the transactions contemplated hereby, including all reasonable legal, accounting, financial advisory, printing and other professional and service fees and expenses, not to exceed Two Hundred Fifty Thousand Dollars ($250,000).

          12.4 Option to Purchase North Carolina Property.  Upon the execution
               ------------------------------------------
by RTI of a definitive agreement resulting from an Acquisition Proposal, Sterigenics shall have the option to purchase the North Carolina Property, including its Improvements and the plant, property, equipment located thereon, but excluding all Cobalt, free and clear of all Encumbrances other than the Permitted Encumbrances for a purchase price equal to the book value of the North Carolina Property as of the closing associated with the exercise of the option plus Four Hundred Thousand Dollars ($400,000). The purchase option may be exercised within sixty (60) days after the execution of such definitive agreement, and the closing of Sterigenics' acquisition of the North Carolina Property pursuant to the purchase option shall occur immediately prior to the closing of the transaction contemplated by such definitive agreement. The terms of such purchase option shall be as specified in the Option Agreement attached hereto as Exhibit 12.4.
          ------------

          12.5 Amendment.  This Agreement may be amended by the parties hereto,
               ---------
by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Acquisition by the shareholders of RTI, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          12.6 Extension; Waiver.  At any time prior to the Closing Date, the
               -----------------
parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE XIII

                                     GENERAL

          13.1 Expenses.  Except as otherwise provided below in this Agreement,
               --------
the parties will each pay their own legal, accounting and other professional expenses in connection with the transactions contemplated hereby.

          13.2 Brokers.  Each party represents and warrants to the other that no
               -------
person has acted as a broker, a finder or in any similar capacity in connection with the transactions contemplated hereby, except TM Capital Corporation who shall be paid by Sterigenics. Each party shall indemnify the other against, and agrees to hold the other harmless from, all liabilities and expenses (including reasonable attorneys' fees and expenses) in connection with any claim by anyone for compensation as a broker, a finder or in any similar capacity, other than TM Capital Corporation, who is to be paid by Sterigenics at the Closing, by reason of services allegedly rendered to the indemnifying party in connection with the transactions contemplated hereby.

          13.3 Entire Agreement.  Except for that certain Confidentiality
               ----------------
Agreement by and between RTI and Sterigenics, dated October 3, 1995, this Agreement, the Option Agreement and the Ancillary Documents contain the entire agreement among the parties with respect to the matters contemplated hereby and all prior negotiations, understandings and agreements among them, are superseded by this Agreement.

          13.4 Assignment.  Neither this Agreement nor any right of any party
               ----------
under it may be assigned without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Sterigenics may assign its rights under this Agreement following the Closing to any party that acquires Sterigenics through a merger or consolidation, purchase of substantially all of Sterigenics' stock or a purchase of substantially all of Sterigenics' assets. Notwithstanding the foregoing, RTI agrees that Sterigenics may assign its rights to purchase the Purchased Assets and lease the Rockaway Property and its obligations to assume the Assumed Liabilities to one or more wholly-owned subsidiaries of Sterigenics; provided, however, that in the event of such assignment, Sterigenics shall remain liable for the performance of such subsidiaries under the terms of this Agreement and shall execute and deliver to RTI a guarantee in a form reasonably satisfactory to RTI with respect thereto.

          13.5 Notices.  Any notice or other communication required or permitted
               -------
to be given under this Agreement shall be in writing and will be deemed effective when delivered in person, on the first business day after the day on which sent by confirmed facsimile, if promptly confirmed in writing, on the third business day after the day on which mailed by first class mail from within the United States of America, or the business day following delivery to a national overnight courier service to the following addresses or to such other address as either party may specify in writing to the other party in accordance with the provisions of this Section 13.5.

          If to Sterigenics:                 With a copy to:

          Sterigenics International          Gunderson Dettmer Stough
          4020 Clipper Court                   Villeneuve
          Fremont, CA  94538-6540            Franklin & Hachigian, LLP
                                             600 Hansen Way, Second Floor
                                             Palo Alto, CA  94304
          Facsimile No. (510) 770-9000       Facsimile No.:  (415) 843-0314
          Attention:  James F. Clouser       Attention:  Carla S. Newell


          If to RTI:                         With a copy to:

          RTI, Inc.                          Warshaw Burstein Cohen
          108 Lake Denmark Road              Schlesinger & Kuh, LLP
          Rockaway, New Jersey 07866         555 Fifth Avenue
          Attention:  Theo Muller            New York, NY 10017
                                             Facsimile No.: (212) 972-9150
                                             Attention: Arthur Katz

          13.6 Governing Law.  This Agreement will be governed by, and construed
               -------------
under, the laws of the State of California without reference to principles of conflicts of laws.

          13.7 Amendment.  This Agreement may be amended only by a document in
               ---------
writing signed by the parties.




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
          13.8 Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

          13.9 Public Disclosure.  No party shall disclose the terms of this
               -----------------
Agreement without the written consent of Sterigenics and RTI, except as required by law or pursuant to the disclosure obligations of RTI under the rules and regulations of the Securities and Exchange Commission.

          13.10 Further Assurances.  Each party agrees to execute such further
                ------------------
instruments and documents and to do such further acts as may be reasonably requested by any other party to carry out the transactions contemplated hereby.


          13.11 No Rights Conferred Upon Third Parties.  No provisions of this
                --------------------------------------
Agreement are intended or shall be interpreted to provide or create any rights of any kind in any third party unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely to the parties to this Agreement.

          13.12 Attorneys' Fees.  In any litigation relating to this Agreement,
                ---------------
including litigation with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees and expenses.

          13.13 Headings.  Captions and headings used herein are for convenience
                --------
only and are not a part of this Agreement and shall not be used in construing it.

          13.14 Arbitration.  Any disputes between Sterigenics and RTI with
                -----------
respect to this Agreement shall be settled by binding, final arbitration in the New York City metropolitan area and in accordance with the commercial arbitration rules of the American Arbitration Association then in effect ("AAA Rules"). However, in all events, the following arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available. Sterigenics and RTI shall each advance fifty percent (50%) of the initial compensation to be paid to the arbitrator in any such arbitration and fifty percent (50%) of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the arbitrator shall have the discretion to grant to the prevailing party in any arbitration an award of attorneys' fees and costs, and all costs of arbitration. Arbitration shall be the sole and exclusive remedy of the parties for a breach of this Agreement in the absence of fraud.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date shown on the first page.


STERIGENICS INTERNATIONAL               RTI INC.



By:  /s/ James F. Clauser               By:  /s/ Theo W. Muller
    -------------------------------         ------------------------------------

Title: President and                    Title: President and
        Chief Executive Officer                 Chief Executive Officer
       ----------------------------            ---------------------------------




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